Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

ICU Medical, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common stock, $0.10 par value per share	Rule 457(c) and Rule 457(h)	2,186,000(2)	$152.96(3)	$334,370,560	$110.20 per $1,000,000	$36,847.64

Total Offering Amounts							$36,847.64

Total Fee Offsets							—

Net Fee Due							$36,847.64

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.10 per share (“Common Stock”), of ICU Medical, Inc. (the “Company”) that may become issuable under the Amended and Restated ICU Medical, Inc. 2011 Stock Incentive Plan (as amended, the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock. To the extent that any shares covered by an award under the Plan are forfeited, canceled or expire, such shares of common stock will be available for issuance under the Plan.

(2)

Represents an aggregate of 2,186,000 shares of Common Stock that became issuable under the Plan on March 14, 2023 pursuant to the Second Amendment (the “Second Amendment”) to the Plan. The Second Amendment is subject to the approval of the Second Amendment by the Company’s stockholders at the Company’s 2023 annual meeting of stockholders. In the event such stockholder approval is not obtained, the Second Amendment will not take effect.

(3)

Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and based upon the average of the high and low prices of the Common Stock as reported on The Nasdaq Stock Market LLC on March 10, 2023.